Contact: Tracy McLauchlin, CFO
IES Holdings, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2021 First Quarter Results

HOUSTON — February 5, 2021 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2020.

First Quarter 2021 Highlights
•Revenue of $315 million for the first quarter of fiscal 2021, an increase of 14% compared with $276 million for the same quarter of fiscal 2020
•Operating income of $15.9 million for the first quarter of fiscal 2021, an increase of 28% compared with $12.4 million for the same quarter of fiscal 2020
•Net income attributable to IES increased 42% to $12.1 million, or $0.58 per diluted share, for the first quarter of fiscal 2021, compared with $8.5 million, or $0.39 per diluted share, for the same quarter of fiscal 2020
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 31% to $14.8 million, or $0.71 per diluted share, for the first quarter of fiscal 2021, compared with $11.3 million, or $0.54 per diluted share, for the same quarter of fiscal 2020
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $525 million as of December 31, 2020
•Backlog (a non-GAAP financial measure, as defined below) of approximately $632 million as of December 31, 2020

Overview of Results

"Despite the ongoing challenges presented by the COVID-19 pandemic, we are pleased with our overall results for the first quarter of fiscal 2021, as demand for our services remained strong,” said Jeffrey Gendell, Chairman and Chief Executive Officer. “Entering the new fiscal year, our top priorities remain the safety and health of our employees and serving the needs of our customers in what continues to be a challenging environment. While the pandemic continues to add uncertainty to our operations, we believe we are well positioned to meet these challenges and continue to grow the business.

"Consolidated revenue for the first quarter of fiscal 2021 increased 14% over the prior year, led by significant growth in our Communications and Residential businesses, as well as the acquisition of businesses in our Residential and Infrastructure Solutions segments. Excluding the contribution of businesses acquired subsequent to the first quarter of fiscal 2020, our revenue increased 7% for the first quarter of fiscal 2021. Operating income for the first quarter of fiscal 2021 increased 28% over the prior year, despite the impact of rapidly escalating copper and other commodity prices, as well as higher prices for certain electrical component products used in our business."

For the first quarter of fiscal 2021, the Communications segment reported revenue of $98.4 million, a 17% increase from the first quarter of fiscal 2020, driven primarily by increased demand from data center and distribution center customers, while operating income increased 31% to $9.2 million. Reflecting strong demand in the single-family housing market, as well as the contribution of businesses acquired subsequent to the first quarter of fiscal 2020, the Residential segment's revenue was $119.5 million in the first quarter of fiscal 2021, an increase of 29% compared with the first quarter of fiscal 2020. The Residential segment’s operating income was $6.2 million for the first quarter of fiscal 2021, a decrease of 3% compared to the first quarter of fiscal 2020, as higher commodity and component prices offset the benefits of increased revenue. Revenue in the Infrastructure Solutions segment increased 10% to $34.4 million in the first quarter of fiscal 2021 compared to the first quarter of fiscal 2020, reflecting the impact of businesses acquired subsequent to the first quarter of fiscal 2020. The segment’s operating income increased 63% to $5.3 million compared to the first quarter of fiscal 2020, primarily as a result of improved margins in our custom power solutions business and the impact of businesses acquired subsequent to the first quarter of fiscal 2020.

The Commercial & Industrial segment reported revenue of $62.6 million for the first quarter of fiscal 2021, a decline of 8% compared to the first quarter of fiscal 2020. The segment reported an operating loss of $0.7 million for the first quarter of fiscal 2021, compared with a loss of $0.5 million for the first quarter of fiscal 2020. Although the business has adjusted its cost structure in response to a highly competitive market, it continues to experience inefficiencies on certain projects and be affected by the ongoing COVID-19 pandemic, which resulted in delays in awarding new projects and decreased demand for new construction in certain sectors we serve.

Tracy McLauchlin, Chief Financial Officer, added, “We generated $20 million of operating cash flow during the first quarter of fiscal 2021 and ended the quarter with a cash balance, net of outstanding debt, of $13 million, after investing an aggregate of $55 million in the three previously announced acquisitions completed during the quarter, K.E.P. Electric, Inc., Wedlake Fabricating, Inc. and Bayonet Plumbing, Heating and Air-Conditioning, LLC. We believe that our strong balance sheet provides us with a solid financial foundation to navigate through this uncertain environment and leaves us well positioned to execute our growth strategy in fiscal 2021.”

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended December 31, 2020, the Company did not repurchase any shares under this program. The Company had 993,825 shares remaining under its stock repurchase authorization at December 31, 2020.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.
For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2020, to be filed with the Securities and Exchange Commission (“SEC”) by February 5, 2021, and any amendments thereto.

About IES Holdings, Inc.
IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Revenues	$314.8	$276.0
Cost of services	256.2	225.8
Gross profit	58.7	50.2
Selling, general and administrative expenses	42.8	37.9
Operating income	15.9	12.4
Interest expense	0.2	0.2
Other (income) expense, net	(0.1)	0.1
Income from operations before income taxes	15.8	12.0
Provision for income taxes	3.6	3.5
Net income	12.2	8.5
Net income attributable to noncontrolling interest	(0.1)	—
Net income attributable to IES Holdings, Inc.	$12.1	$8.5

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.58	$0.40
Diluted	$0.58	$0.39

Shares used in the computation of earnings per share:
Basic (in thousands)	20,735	20,883
Diluted (in thousands)	21,061	21,148

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO IES HOLDINGS, INC.
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Net income attributable to IES Holdings, Inc.	$12.1	$8.5
Provision for income taxes	3.6	3.5
Adjusted net income before taxes	15.7	12.0
Current tax expense (1)	(0.9)	(0.7)
Adjusted net income attributable to IES Holdings, Inc.	$14.8	$11.3

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.72	$0.54
Diluted	$0.71	$0.54

Shares used in the computation of earnings per share:
Basic (in thousands)	20,735	20,883
Diluted (in thousands)	21,061	21,148

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,
	2020	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27.3	$53.6
Restricted cash	4.8	—
Accounts receivable:
Trade, net of allowance	214.9	213.0
Retainage	41.8	40.9
Inventories	33.3	24.9
Costs and estimated earnings in excess of billings	23.8	29.9
Prepaid expenses and other current assets	12.9	9.2
Total current assets	358.9	371.5
Property and equipment, net	29.2	24.6
Goodwill	86.4	53.8
Intangible assets, net	62.8	39.4
Deferred tax assets	29.8	33.8
Operating right of use assets	36.6	31.8
Other non-current assets	5.7	5.8
Total assets	$609.4	$560.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$184.3	$186.7
Billings in excess of costs and estimated earnings	64.7	55.7
Total current liabilities	249.0	242.4
Long-term debt	14.5	0.2
Operating long-term lease liabilities	23.9	20.5
Other non-current liabilities	13.9	12.2
Total liabilities	301.3	275.4
Noncontrolling interest	12.6	1.8
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(25.0)	(24.5)
Additional paid-in capital	201.2	200.6
Retained earnings	119.0	107.0
Total stockholders’ equity	295.5	283.3
Total liabilities and stockholders’ equity	$609.4	$560.5

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12.2	$8.5
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	(0.2)	—
Deferred financing cost amortization	—	0.1
Depreciation and amortization	4.0	2.4
Non-cash compensation expense	0.8	0.9
Deferred income taxes	2.8	2.8
Changes in operating assets and liabilities:
Accounts receivable	6.0	16.7
Inventories	(4.3)	1.7
Costs and estimated earnings in excess of billings	6.1	1.9
Prepaid expenses and other current assets	(2.5)	(6.3)
Other non-current assets	(0.3)	0.1
Accounts payable and accrued expenses	(14.8)	(22.8)
Billings in excess of costs and estimated earnings	9.0	5.0
Other non-current liabilities	1.3	—
Net cash provided by operating activities	20.3	11.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1.2)	(1.4)
Cash paid in conjunction with business combinations	(54.8)	—
Net cash used in investing activities	(55.9)	(1.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	25.1	104.2
Repayments of debt	(10.1)	(104.2)
Cash paid for finance leases	(0.1)	—
Distribution to noncontrolling interest	—	(0.5)
Purchase of treasury stock	(0.7)	(0.9)
Net cash provided by (used in) financing activities	14.2	(1.3)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(21.5)	8.4
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	53.6	18.9
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$32.1	$27.3

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Revenues
Communications	$98.4	$84.3
Residential	119.5	92.7
Infrastructure Solutions	34.4	31.3
Commercial & Industrial	62.6	67.7
Total revenue	$314.8	$276.0

Operating income (loss)
Communications	$9.2	$7.0
Residential	6.2	6.4
Infrastructure Solutions	5.3	3.3
Commercial & Industrial	(0.7)	(0.5)
Corporate	(4.1)	(3.8)
Total operating income	$15.9	$12.4

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2020	2019
Net income attributable to IES Holdings, Inc.	$12.1	$8.5
Provision for income taxes	3.6	3.5
Interest & other expense, net	0.1	0.4
Depreciation and amortization	4.0	2.4
EBITDA	$19.8	$14.7
Non-cash equity compensation expense	0.8	0.9
Adjusted EBITDA	$20.7	$15.6

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,	December 31,
	2020	2020	2019
Remaining performance obligations	$525	$505	$430
Agreements without an enforceable obligation (1)	107	97	79
Backlog	$632	$602	$509

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.